As filed with the Securities and Exchange Commission on November 21, 2007

Registration No. 333-132153

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	06-0773922
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive offices)	(Zip Code)

BOLT TECHNOLOGY CORPORATION AMENDED AND RESTATED

1993 STOCK OPTION PLAN

(Full title of the plan)

Raymond M. Soto

Chairman of the Board, President and

Chief Executive Officer

Four Duke Place

Norwalk, Connecticut 06854

(Name and address of agent for service)

(203) 853-0700

(Telephone number, including area code, of agent for service)

with a copy to:

Barbara A. Young, Esq.

Levett Rockwood P.C.

33 Riverside Avenue

Westport, Connecticut 06880

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Bolt Technology Corporation’s Registration Statement on Form S-8, Registration No. 333-132153 (the “Registration Statement”), relating to the offering of up to 292,975 shares of common stock, without par value (the “Common Stock”), of Bolt Technology Corporation pursuant to the Bolt Technology Corporation Amended and Restated 1993 Stock Option Plan (the “Plan”), is being filed to deregister all securities previously registered on such Registration Statement that remain unsold. All remaining options to purchase Common Stock under the Plan have expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on November 21, 2007.

BOLT TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Raymond M. Soto
Raymond M. Soto
Chairman of the Board, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on this 21st day of November, 2007.

Signature	Title

/s/ Raymond M. Soto (Raymond M. Soto)	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Joseph Espeso (Joseph Espeso)	Senior Vice President - Finance, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ * (Kevin M. Conlisk)	Director

/s/ * (Michael H. Flynn)	Director

/s/ * (George R. Kabureck)	Director

/s/ * (Joseph Mayerick, Jr.)	Director

/s/ * (Stephen F. Ryan)	Director

(Gerald A. Smith)	Director

(Michael C. Hedger)	Director

*By:	/s/ Raymond M. Soto
Raymond M. Soto
Attorney-In-Fact

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